Exhibit 99.1
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MAGNUM HUNTER RESOURCES ANNOUNCES
BOARD OF DIRECTOR CHANGES

Elects Stephen C. Hurley To Board

FOR IMMEDIATE RELEASE – Houston – (Market Wire) – October 3, 2011 – Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE Amex: MHR-PrC and MHR-PrD) (the “Company” or “Magnum Hunter”) announced today the election of Mr. Stephen C. Hurley to the Company’s Board of Directors, effective October 1, 2011. Mr. Hurley will serve as an independent director on the Board. With the election of Mr. Hurley, the Company’s Board of Directors will be comprised of nine members. Mr. Hurley is replacing Mr. Gary L. Hall on the Company’s Board of Directors who resigned effective October 1, 2011. Mr. Hall, a founding director of the Company, has elected to devote more time to his responsibilities as General Partner of privately-held Hall-Houston Exploration Partners, LLC.

Mr. Hurley, age 61, has 36 years experience in the oil and gas industry.  Mr. Hurley has been a member of the Board of Directors of Brigham Exploration since 2002, serving on the audit and compensation committees.  Mr. Hurley is the former President and Board Member of Hunt Oil Company, having been associated with Hunt Oil for ten years, from August 2001 to August 2011.  Prior to joining Hunt Oil, Mr. Hurley served as Chief Operating Officer, Executive Vice President and a member of the Board of Directors of Chieftain International, Inc. from August 1995 to August 2001. Prior to joining Chieftain, Mr. Hurley was Vice President of Exploration and Production of Murphy Exploration and Production Company.  Prior to his tenure with Murphy Exploration, he was affiliated with Ocean Drilling and Exploration Company and Exxon Company USA.  Mr. Hurley holds both Bachelor of Science and Master of Science degrees from the University of Arkansas and an advanced degree in business studies from Harvard University. Mr. Hurley resides with his wife in Dallas, Texas.

Management Comments

Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer of Magnum Hunter, commented, “I have had the opportunity and the pleasure to work with Steve Hurley a number of times during my career in the energy industry. Steve has a vast knowledge of our industry and most recently in his career, he has been specifically involved in all three of our unconventional resource plays while running Hunt Oil Company. Our Board of Directors is very pleased to announce the appointment of Steve and at the same time, we wish to thank Gary Hall for his wisdom and leadership over the past six years. I know I join everyone here at Magnum Hunter in wishing Gary Hall all of the very best in his future endeavors.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of oil and natural gas, primarily in the states of West Virginia, Kentucky, Ohio, Texas, and North Dakota and in Saskatchewan, Canada. The Company is presently active in three of the most prolific shale resource plays in North America, namely the Marcellus Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.

For more information, please view our website at http://www.magnumhunterresources.com/

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including all estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among other, the following: adverse economic conditions in the United States and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting, and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill, and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Readers are cautioned not to place undue reliance on forward-looking statements, contained herein, which speak only as of the date of this document.  Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, including estimates, whether as a result of new information, future events, or otherwise. We urge readers to review and consider disclosures we make in our public filings made from time to time with the Securities and Exchange Commission that discuss factors germane to our business, including our Annual Report on Form 10-K, as amended for the year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the quarters ending March 31, 2011 and June 30, 2011. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Magum Hunter Contact:	M. Bradley Davis Senior Vice President of Capital Markets bdavis@magnumhunterresources.com (832) 203-4545